UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

_________________

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 3, 2005
(Date of earliest event reported)

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
(Exact Name of Registrant as specified in charter)

          Delaware                                                            000-26749                                                       11-2581812
         (State or other                                                 (Commission                                           (I.R.S. Employer
 Jurisdiction of Incorporation)                                 File Number)                                    Identification Number)

26 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On November 3, 2005, National Medical Health Card Systems, Inc. released its earnings for the Fiscal 2006 first quarter. A copy of the press release detailing the earnings is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report, including the press release attached hereto, that is being furnished pursuant to Item 2.02 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        Item 9.01      Financial Statements and Exhibits.

(c)      Exhibits.

99.1      Press Release dated November 3, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2005

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. By: /s/ Stuart F. Fleischer —————————————— Stuart F. Fleischer Chief Financial Officer

Exhibit 99.1

Company Contact	Investor Relations	Financial Media
Stuart Fleischer Chief Financial Officer NMHC 516-605-6625 sfleischer@nmhcrx.com	David Waldman/John Heilshorn Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com	Chenoa Taitt Lippert/Heilshorn & Associates 212-838-3777 ctaitt@lhai.com

For Immediate Release

NMHC Reports First Quarter Fiscal 2006 Results;
Continued Increases in Gross Profit, Operating Income and Net Income

        PORT WASHINGTON, N.Y. – November 3, 2005 – National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent pharmacy benefit manager (PBM), today reported its results for the fiscal first quarter ended September 30, 2005.

        Jim Smith, president and chief executive officer, stated, “As we enter the new fiscal year, we have achieved over twenty consecutive quarters of year-over-year double-digit percentage increases in gross profit. We performed according to plan; generating a 20% increase in gross profit over the same period last year, which reflects the growing appeal of our core PBM services, PCN, and our Total Healthcare Solutions offering. Even with the additional costs related to the integration of PCN, as well as our ongoing investments in technology and personnel, we achieved solid increases in both operating income and profitability.”

    Mr. Smith continued, “NMHC holds a competitive advantage among middle-market PBMs, as a result of the advanced capabilities we have built in-house such as rebate management, mail service, specialty pharmacy, etc. Our pharmaceutical inflation rates are below the industry average, and we are a leader in customer satisfaction. Looking ahead, the business is highly scaleable and we are well positioned to benefit from the continued growth and consolidation within our industry. As a result, we reaffirm our previous guidance that earnings per diluted share using the ‘as if converted’ method will be $1.33 to $1.37 for the year ending June 30, 2006, excluding any future acquisitions and the expensing of stock options, which began in fiscal 2006. After adjusting for the expensing of stock options under the Statement of Financial Accounting Standards (SFAS) No. 123(R), earnings per diluted share using the ‘as if converted’ method will be $1.13 to $1.17 for the year ending June 30, 2006, excluding any future acquisitions.”

First Quarter Fiscal 2006 Financial Review

        Gross profit for the 2006 fiscal first quarter increased 20% to $23.6 million, compared to $19.7 million for the same period last year. The Company views gross profit as more reflective of the Company’s performance than revenue, due to an increase in contracts under the Preferred Partnership Program, which the Company records on a net revenue basis, and not on a gross revenue basis. Gross profit as a percentage of revenue, or gross margin, for the 2006 fiscal first quarter increased 33 basis points to 11.0%, compared to 10.6% for the same period last year. This gross margin increase primarily reflects new and existing customers that joined the Preferred Partnership Program, as well as an increase in the home delivery and specialty pharmacy businesses, which generate higher gross margins.

        Operating income for the 2006 fiscal first quarter was $4.9 million, compared to $4.6 million for the same period last year. Operating income reflects the increase in gross profit, offset by selling, general and administrative expenses, which increased due to the PCN acquisition, investments in technology and personnel, as well as expansion of the home delivery and specialty pharmacy businesses. Operating income for the 2006 fiscal first quarter includes a charge of $668,000 related to the expensing of stock options, which was not expensed for the 2005 fiscal first quarter.

        Net income for the 2006 fiscal first quarter was $2.9 million, compared to net income of $2.7 million for the same period last year. Excluding the after-tax effect of $536,000 for the expensing of stock options, net income for the 2006 fiscal first quarter was $3.4 million or a 28% increase over the same period last year.

        Net income available to common stockholders for the 2006 fiscal first quarter was $1.3 million, or $0.24 per diluted share using the “as if converted” method, compared to net income available to common stockholders of $1.1 million, or $0.22 per diluted share, for the same period last year. Excluding the after-tax effect for the expensing of stock options, net income available to common stockholders for the 2006 fiscal first quarter was $1.9 million, or $0.28 per diluted share using the “as if converted” method.

        Revenue for the 2006 fiscal first quarter was $214.7 million, compared to revenue of $184.8 million for the same period last year. Revenue growth reflects the addition of new customers and the volume increase from existing customers, as well as the contribution from PCN (acquired in March 2005). Total paid claims for the 2006 fiscal first quarter were 8.3 million, compared to 5.0 million for the same period last year.

        As of September 30, 2005, NMHC had approximately $8.5 million in cash and cash equivalents. Additionally, the Company had no borrowings outstanding under its $65 million revolving line of credit.

        Cash flows from operating activities were $3.2 million for the 2006 fiscal first quarter compared to $2.9 million for the same period last year. Cash flows from operating activities in the 2006 fiscal first quarter were impacted by a delay in receiving rebate collections because the rebate billings to various pharmaceutical companies were submitted later than usual. This resulted from the Company’s initial integration of PCN’s claims into the Company’s consolidated estimated rebate billings.

Conference Call

        Management will host a conference call tomorrow, November 4th, to discuss the 2006 fiscal first quarter results at 8:30 a.m. ET. To listen to the call, please dial (706) 634-1287. A live webcast of the call will be accessible on the Company’s website, www.nmhc.com. The webcast will be archived on the site and a telephone replay will be available for seven days beginning at 11:30 a.m. ET. To access the replay, please dial (706) 645-9291 using the passcode number 2062956.

About NMHC

        National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), NMHC Mail (home delivery pharmacy), Ascend (specialty pharmacy solutions), and Integrail (health information solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

        This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “may”, “could”, “estimate”, “believes”, “anticipates”, “thinks”, “intends”, “will be”, “expects”, “plans” and similar expressions identify forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company’s Annual Report on Form 10-K, for the fiscal year ended June 30, 2005, and other Securities and Exchange Commission filings.

– Tables Follow –

                                            CONSOLIDATED BALANCE SHEET
                                                  ($ in thousands)

                                                                                          September 30,             June 30,
                                                                                            2005                      2005
                                                                                        (Unaudited)
Assets
Current:

  Cash and cash equivalents (including cash equivalent investments of $287
            and $193, respectively)                                                      $     8,531             $   7,272
  Restricted cash                                                                              4,997                 3,994
  Accounts receivable, less allowance for doubtful accounts of $2,118 and $1,953,
   respectively                                                                              104,743               103,129

  Rebates receivable                                                                          58,256                40,377
  Inventory                                                                                    5,317                 4,119
  Due from affiliates                                                                              -                    31
  Deferred tax assets                                                                          2,013                 2,117
  Other current assets                                                                         4,218                 5,759
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      Total current assets                                                                   188,075               166,798

  Property, equipment and software development costs, net                                     12,448                12,177
  Intangible assets, net of accumulated amortization of $3,555 and $3,273,
   respectively                                                                                3,719                 3,951
  Goodwill                                                                                    99,804                99,710
  Other assets                                                                                 1,327                 1,295
---------------------------------------------------------------------------------------------------------------------------
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      Total Assets                                                                        $  305,373            $  283,931
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Liabilities, Redeemable Preferred Equity, and Common Stockholders' Equity
Current Liabilities:

  Accounts payable and accrued expenses                                                   $  205,313            $  188,843
  Revolving credit facility and loans payable-current                                          1,860                 1,860
  Current portion of capital lease obligations                                                    30                    29
  Income taxes payable                                                                           112                     -
  Other current liabilities                                                                      202                   503
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     Total current liabilities                                                               207,517               191,235

  Capital lease obligations, less current portion                                                  9                    16
  Long term loans payable and other liabilities                                                  994                   998
  Deferred tax liability                                                                       6,071                 5,964
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     Total liabilities                                                                      214,591                198,213
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Commitments and Contingencies
Redeemable Preferred Equity:

Redeemable convertible preferred stock $.10 par value; 15,000,000 shares
authorized, 6,956,522 issued and outstanding                                                  75,983                75,864

Common Stockholders' Equity:

  Common stock, $.001 par value, 35,000,000 shares authorized, 9,638,884 and
  9,461,826 shares issued, 4,998,984 and 4,821,926 outstanding, respectively                      10                     9
  Additional paid-in-capital                                                                 118,670               115,061
  Accumulated deficit                                                                        (52,002)              (53,337)
  Treasury stock at cost, 4,639,900 shares                                                   (51,879)              (51,879)
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     Total common stockholders' equity                                                        14,799                 9,854
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     Total Liabilities, Redeemable Preferred Equity, and Common
       Stockholders' Equity                                                               $  305,373            $  283,931
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See accompanying condensed notes to consolidated financial statements

                                         CONSOLIDATED STATEMENT OF INCOME
                                  (Amounts in thousands, except per share amounts)
                                                    (Unaudited)

                                                                                    Three months ended September 30,
                                                                                       2005                  2004

Revenue (includes co-payments collected of $4,799 and $2,277, respectively; and excludes co-payments retained by the pharmacies of
  $77,453 and $53,921, respectively)                                           $       214,692          $    184,842

Cost of claims (excludes co-payments retained by the pharmacies of
  $77,453 and $53,921, respectively)                                                   191,130               165,165
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Gross Profit                                                                            23,562                19,677

Selling, general and administrative expenses                                            18,638                15,079
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Operating income                                                                         4,924                 4,598

Other income (expense):
Interest expense                                                                          (104)                 (139)
Interest income                                                                            174                    10
Other income, net                                                                           12                    50
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                                                                                            82                  (79)
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Income before provision for income taxes                                                 5,006                 4,519
Provision for income taxes                                                               2,139                 1,853
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Net income                                                                               2,867                 2,666
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Preferred stock cash dividend                                                            1,412                 1,412
Accretion of transaction expenses                                                          120                   119
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Net income available to common stockholders                                      $       1,335           $     1,135
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Earnings per common share:
  Basic                                                                          $        0.27           $      0.26
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  Diluted *                                                                      $        0.24           $      0.22
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Weighted average number of common shares outstanding:
  Basic                                                                                  4,862                 4,400
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  Diluted *                                                                             12,102                11,904
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* = The number of weighted average diluted shares was calculated using the “as if converted” method for the redeemable preferred stock.

Net Income and Net Income Available to Common Stockholders Reconciliation

(Amounts in thousands, except per share amounts)

        While net income and net income available to common stockholders excluding the effect of stock-based compensation expense are not measures of financial performance under U.S. generally accepted accounting principles, they are provided as information for investors for analysis purposes in evaluating the effect of the stock-based compensation expense on net income and net income available to common stockholders. Net income and net income available to common stockholders excluding the effect of stock-based compensation expense are not meant to be considered a substitute or replacement for net income or net income available to common stockholders as prepared in accordance with U.S. generally accepted accounting principles. The reconciliation from net income to net income available to common stockholders excluding the effect of stock-based compensation expense is as follows:

                                                                                        Three Months Ended
                                                                            -------------------------------------------
                                                                             September 30, 2005      September 30, 2004
                                                                            -------------------     -------------------
                                                                            -------------------     -------------------

Net income, as reported                                                              $   2,867              $    2,666

Add:  Stock-based compensation expense, as per FAS 123(R)                                  668                       -
Less:  Tax benefit of stock-based compensation expense, as per FAS 123(R)                 (132)                      -
                                                                            -------------------     -------------------
                                                                            -------------------     -------------------

Net income excluding effect of stock-based compensation expense ( C )                    3,403                   2,666

Less:
Preferred dividends                                                                      1,412                   1,412
Accretion of transaction expenses                                                          120                     119
                                                                            -------------------     -------------------
                                                                            -------------------     -------------------
Net income available to common shareholders excluding stock-based
compensation expense ( A )                                                          $    1,871              $    1,135
                                                                            ===================     ===================

Earnings per share excluding effect of stock-based compensation expense:
  Basic ( ( A ) / ( B ) )
  Diluted ( ( C ) / ( D ) )                                                          $    0.38               $    0.26
                                                                                     $    0.28               $    0.22

Weighted average number of shares outstanding:
  Basic ( B )                                                                            4,862                   4,400
                                                                            ===================     ===================

  Diluted, as reported *                                                                12,102                 11,904

  Add: Adjustment to weighted average number of diluted shares
  outstanding to exclude effects of stock-based compensation                                87                       -
                                                                            -------------------     -------------------
                                                                            -------------------     -------------------

  Diluted, excluding effects of stock-based compensation ( D ) *                        12,189                 11,904
                                                                            ===================     ===================

* The number of weighted average diluted shares was calculated using the “as if converted” method for the redeemable preferred stock.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

                                                                                                   Three months ended
                                                                                                     September 30,
                                                                                             2005                       2004
                                                                                             ----                       -----
Cash flows from operating activities:
           Net income                                                                    $   2,867                   $  2,666
             Adjustments to reconcile net income to net cash
              provided by operating activities:

                Depreciation and amortization                                                1,807                      1,572
                Employee stock option expense                                                  668                          -
                Amortization of deferred gain                                                  (12)                        (50)
                Amortization of deferred financing costs                                        28                          -
                Provision for doubtful accounts                                                165                        156
                Deferred income taxes                                                          221                         20
             Changes in assets and liabilities, net of effect from acquisitions:
                Restricted cash                                                            (1,003)                         95
                Accounts receivable                                                        (1,779)                       (806)
                Rebates receivable                                                        (17,879)                      2,999
                Inventory                                                                  (1,198)                     (1,622)
                Other current assets                                                        1,541                        (365)
                Due from affiliates                                                            31                           -
                Other assets                                                                  (60)                        374
              Accounts payable and accrued expenses                                        17,166                      (4,382)
                Income taxes payable and other current liabilities                            662                       3,070
                Other long term liabilities                                                     8                        (817)
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Net cash provided by operating activities                                                   3,233                       2,910
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Cash flows from investing activities:
             Capital expenditures                                                                                       (945)
                                                                                           (1,796)
             Acquisition of PPP, net of cash acquired                                        (425)                      (358)
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Net cash used in investing activities                                                      (2,221)                    (1,303)
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Cash flows from financing activities:
             Proceeds from exercise of stock options                                         1,665                        120
             Proceeds from revolving credit facility                                        38,725                    266,349
             Repayment of revolving credit facility                                        (38,725)                  (266,352)
             Payment of preferred stock dividends                                           (1,412)                    (1,412)
             Repayment of debt and capital lease obligations                                    (6)                       (81)
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Net cash provided by (used in) financing activities                                            247                    (1,376)
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Net increase in cash and cash equivalents                                                    1,259                        231
Cash and cash equivalents at beginning of period                                             7,272                      3,388
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Cash and cash equivalents at end of period                                                $  8,531                  $   3,619
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